Exhibit 10.21




                         AURORA-TREND STILLWATER VENTURE
                                    AGREEMENT


                                  JOINT VENTURE

                                     between

                           AURORA METALS (BVI) LIMITED

                                       and

                              TREND MINING COMPANY


                                [GRAPHIC OMITTED]




                                 JANUARY 1, 2005


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Aurora-Trend Stillwater Venture              Page i of iv              January 26, 2005


                                    TABLE OF CONTENTS

SECTION                                  TITLE                                  PAGE NO.
         JOINT VENTURE AGREEMENT - RECITALS                                            1
ARTICLE 1. - DEFINITIONS                                                               1

ARTICLE 2. - REPRESENTATION AND WARRANTIES - TITLE TO ASSETS                           4
  2.1    Capacity of Participants                                                      4
  2.2    Representations and Warranties                                                5
         Remedies for Breach of Representations and Warranties of Title to the
  2.3    Properties                                                                    6
         2.3.1    Loss of Title                                                        6
         2.3.2    Less than 100% Interest                                              6
         2.3.3    Third Party Claims                                                   6
  2.4    Disclosures                                                                   7
  2.5    Record Title                                                                  7

ARTICLE 3. - NAME, PURPOSES AND TERM                                                   7
  3.1    General                                                                       7
  3.2    Name                                                                          7
  3.3    Purposes                                                                      7
  3.4    Limitation                                                                    8
  3.5    Effective Date and Term                                                       8

ARTICLE 4. - RELATIONSHIP OF THE PARTICIPANTS                                          8
  4.1    No Partnership                                                                8
  4.2    U.S. and State Tax Elections and Allocations                                  9
  4.3    Other Business Opportunities                                                  9
  4.4    Waiver of Right to Partition                                                  9
  4.5    Transfer or Termination of Rights to Properties                               9
  4.6    Implied Covenants                                                            10

ARTICLE 5. - CONTRIBUTIONS BY PARTICIPANTS                                            10
  5.1    Participants' Initial Contributions                                          10
  5.2    Obligations Prior to Earn-In                                                 10
         5.2.1    Annual and Cumulative Exploration Expenditures                      10
         5.2.2    Overhead Charges During Earn-In                                     10
         5.2.3    Carry-forward of Excess Cumulative Exploration Expenditures         11
         5.2.4    Maintenance of Properties During Earn-In                            11
  5.3    Payments by TMC to AM                                                        11
         5.3.1    Payment at Closing                                                  11
         5.3.2    Annual Payments                                                     11
  5.4    Termination of TMC's Obligation to Make Initial Contribution                 11


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Aurora-Trend Stillwater Venture             Page ii of iv              January 26, 2005

SECTION                                  TITLE                                  PAGE NO.
  5.5    Additional Cash Contributions                                                12
  5.6    Earn-In                                                                      12
  5.7    Reports                                                                      12

ARTICLE 6. - INTERESTS OF PARTICIPANTS DEFAULTS AND REMEDIES                          12
  6.1    Participating Interests                                                      12
  6.2    Elections at Time of Earn-In                                                 13
  6.3    Deemed Expenditures                                                          13
  6.4    Changes in Participating Interests                                           13
  6.5    Voluntary Reduction in Participation                                         13
  6.6    Default in Making Contributions                                              14
  6.7    Conversion of Interest                                                       15
  6.8    Continuing Liabilities Upon Adjustments of Participating Interests           15

ARTICLE 7. - MANAGEMENT COMMITTEE                                                     16
  7.1    Organization and Composition                                                 16
  7.2    Decisions                                                                    16
  7.3    Meetings                                                                     16
  7.4    Action Without Meeting                                                       17
  7.5    Matters Requiring Approval                                                   17

ARTICLE 8. - MANAGER                                                                  17
  8.1    Appointment                                                                  17
  8.2    Powers and Duties of the Manager                                             17
  8.3    Standard of Care                                                             20
  8.4    Resignation - Deemed Offer to Resign                                         20
  8.5    Payments to Manager                                                          21
  8.6    Transactions with Affiliates                                                 21
  8.7    Activities During Deadlock                                                   21

ARTICLE 9. - PROGRAMS AND BUDGETS                                                     21
  9.1    Initial program and Budget                                                   21
  9.2    Operations Pursuant to Programs and Budgets                                  22
  9.3    Presentation of Programs and Budgets                                         22
  9.4    Review and Approval of Proposed Programs and Budgets                         22
  9.5    Election to Participate                                                      22
  9.6    Deadlock on Proposed Programs and Budgets                                    22
  9.7    Budget and Overruns - Program Changes                                        23
  9.8    Emergency or Unexpected Expenditures                                         23

ARTICLE 10. - ACCOUNTS AND SETTLEMENTS                                                23
 10.1    Matters of Accounts and Settlements                                          23


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Aurora-Trend Stillwater Venture             Page iii of iv             January 26, 2005

SECTION                                  TITLE                                  PAGE NO.
ARTICLE 11. - DISPOSITION OF PRODUCTION                                               23
 11.1    Taking in Kind                                                               23
 11.2    Failure of participant to Take in Kind                                       24

ARTICLE 12. - WITHDRAWAL AND TERMINATION                                              24
 12.1    Termination by Expiration or Agreement                                       24
 12.2    Withdrawal                                                                   24
 12.3    Continuing Obligations                                                       24
 12.4    Disposition of Assets on Termination                                         25
 12.5    Right to Data After Termination                                              25
 12.6    Continuing Authority                                                         25
 12.7    Non-Compete Covenants                                                        26
 12.8    Mutual Withdrawal                                                            26
 12.9    Right to Data After Termination                                              26

ARTICLE 13. - SURRENDER OF PROPERTIES                                                 27
 13.1    Surrender of Properties                                                      27
 13.2    Re-acquisition                                                               27

ARTICLE 14. - TRANSFER OF INTEREST                                                    27
 14.1    General                                                                      27
 14.2    Limitations on Free Transferability                                          27
 14.3    Right of First Refusal                                                       28
 14.4    Exceptions to Right of First Refusal                                         29

ARTICLE 15. - CONFIDENTIALITY AND RELEASES                                            29
 15.1    General                                                                      29
 15.2    Exceptions                                                                   29
 15.3    Confidentiality                                                              30

ARTICLE 16. - AREA OF INTEREST                                                        30
 16.1    Acquisitions in Area of Interest                                             30

ARTICLE 17. - GENERAL PROVISIONS                                                      31
 17.1    Notices                                                                      31
 17.2    Waiver                                                                       32
 17.3    Modification                                                                 32
 17.4    Force Majeure                                                                32
 17.5    Economic Force Majeure                                                       33
 17.6    Governing Law                                                                33
 17.7    Rule Against Perpuity                                                        33
 17.8    Further Assurances                                                           33
 17.9    Survival of Terms and Conditions                                             33
 17.10   Entire Agreement                                                             33


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Aurora-Trend Stillwater Venture              Page iv of iv             January 26, 2005

SECTION                                  TITLE                                  PAGE NO.
 17.11   Memorandum                                                                   34
 17.12   Funds                                                                        34
         Signature Page                                                               35

SCHEDULES
   A     Properties and Underlying Agreements
  A-1    Schedule of Claims Included in Properties
         Basal Zone Lease Agreement
  A-2    Schedule of Claims Included in Properties
         Mountain View Lease Agreement
   B     Accounting Procedures
   C     Net Smelter return Royalty
   D     Insurance
   E     Plan of Claims in Properties - Area of Interest
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Aurora-Trend Stillwater Venture          Page 1 of 35          January 26, 2005

JOINT VENTURE AGREEMENT

THIS AGREEMENT, made effective as of January 1, 2005 between AURORA METALS (BVI) LIMITED (hereafter "AM") with an address at P.O. Box 27494, Denver, Colorado 80227-0494 and TREND MINING COMPANY (hereafter "TMC") with an address at 5575 South Sycamore Street, Suite 102, Littleton, Colorado 80120.


RECITALS

A. AM and TMC entered into a Letter of Intent (hereafter "LOI") dated September 20, 2004, subsequently extended until February 18, 2005, agreeing to form a Joint Venture (hereafter "JV") to explore and develop property leased by or owned by AM.

B. TMC wishes to participate with AM in exploration, evaluation, development and mining of minerals within the property and AM is willing to grant such right to TMC.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, AM and TMC agree as follows:

ARTICLE  1.  -  DEFINITIONS

"Accounting Procedure" means the procedures set forth in Schedule B.

"Affiliate" means any person, partnership, joint venture, corporation or other form of enterprise which directly or indirectly controls, is controlled by, or is under common control with, a Participant. For purposes of the preceding sentence, "control" means possession, directly or indirectly, of the power to direct or cause direction of management and policies through ownership of voting securities, contract, voting trust or otherwise.

"Agreement" means this Joint Venture Agreement, including all amendments and modifications thereof, and all schedules and Schedules, which are incorporated herein by this reference.

"Area of Interest" means those claims in the Stillwater Complex, Stillwater and Sweet Grass Counties, Montana as specified in Schedules A-1 and A-2 and within two miles of the boundaries of these claims and any other claims subsequently acquired by AM.

"Assets" means the Properties, Products and all other real and personal property, tangible and intangible, held for the benefit of the Participants hereunder.

"Budget" means a detailed estimate of all costs to be incurred by the Participants with respect to a Program and a schedule of cash advances to be made by the Participants.


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Aurora-Trend Stillwater Venture          Page 2 of 35          January 26, 2005

"Commencement of Commercial Production" means the date upon which the production and processing facilities developed under this Agreement achieve an ore production and processing rate for a continuous thirty-day (30) period equal to at least ninety percent (90%) of the design rate established in a Feasibility Study, or such performance criteria as laid down by the principal lenders, bankers and/or financial institutions providing capital to the Development.

"Development" means all preparation for the removal and recovery of Products, including the construction or installation of a mill or any other improvements to be used for the mining, handling, milling, processing or other beneficiation of Products, and all Exploration work conducted subsequent to a decision to commence Development as contemplated by a Feasibility Study.

"Earn-In" means the date upon which TMC earns its interest in the Properties pursuant to Section 5.6.

"Exploration" means all activities directed toward ascertaining the existence, location, quantity, quality or commercial value of deposits of Products.

"Exploration Expenditures" means the cost of evaluation of the Properties defined as further exploring and developing the Properties, including drilling, excavating and searching by recognized prospecting techniques, sampling, assaying, testing and evaluating materials removed from the Properties, mapping, plotting, surveying, constructing and maintaining camps, roads, works and structures necessary to carry out such evaluation, sampling or testing, all studies including, but not limited to, a Feasibility Study required to develop a mine and all work that may be required in preparing a mine for operating, the cost or payments to maintain the Properties, including costs to locate and/or relocate the unpatented mining claims, costs to maintain the Underlying Agreements through which the Properties are acquired and costs reimbursed by TMC to AM for maintaining the Underlying Agreements, Properties acquisition costs, taxes and/or fees to maintain Properties and filings together with an allowance for overhead and administrative expenses as described in Section 5.3.1. These expenditures include both exploration costs as defined in Section 617 of the Internal Revenue Service Code and development expenditures as defined in Section 616 of the Internal Revenue Service Code.

"Feasibility Study" means a detailed study compiled by an independent third party, selected and jointly approved by the Management Committee, conducted to determine commercial feasibility and viability of placing a prospective orebody or deposit into production and may include, but not be limited to:

(i) such geophysical, geochemical, geological, aerial or other survey as may be necessary to provide a reasonable estimate of the quality and extent of the deposit;

(ii) such technical or assay reports as may be necessary to evaluate any proposed method of extraction and processing;

(iii)     the area required for optimum development of the orebody or deposit;


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Aurora-Trend Stillwater Venture          Page 3 of 35          January 26, 2005

(iv) a mine construction program setting forth the descriptions of the work, permits, equipment, facilities, supplies and mines required to bring the prospective orebody or deposits of Products into Commercial Production, and the estimated costs thereof or a schedule of expenditures by year of the costs necessary to bring the project into production;

(v) details of a proposed annual program for initial development of the deposit;

(vi) a plan for such reclamation of the Properties as is required by law and the estimated costs hereof;

(vii) conclusions and recommendations regarding the economic feasibility and timing for bringing the prospective orebody or deposits of Products into Commercial Production, taking into account items (i) through (vi) above;

(viii) such other information as the Management Committee may deem appropriate to allow banking or other financial institutions familiar with the mining business to make a decision to loan funds sufficient to construct the proposed mine with security based solely on the reserves and mine described in a Feasibility Study.

"Initial Contribution" means that contribution each Participant has made or agrees to make pursuant to Section 5.1.

"Joint Account" means the account maintained in accordance with the Accounting Procedure showing the charges and credits accruing to the Participants.

"Management Committee" means the committee established under Article 7.

"Manager" means TMC during the Earn-In phase or the person or entity appointed under Article 8 to manage Operations, or any succeeding Manager.

"Mining" means the mining, extracting, producing, handling, milling or other processing of Products.

"Operations" means the activities carried out under this Agreement after Earn-In.

"Participant" and "Participants" means the persons or entities that have a Participating Interest.

"Participating Interest" means the percentage interest representing the operating ownership interest of a Participant in Assets, and all other rights and obligations arising under this Agreement, as such interest may from time to time be adjusted hereunder. Participating Interests shall be calculated to three decimal places and rounded to two (e.g., 1.519% rounded to 1.52%).
                                         ----
Decimals of .005 or more shall be rounded up to 0.01; decimals of less than
0.005 shall be rounded down. The initial Participating Interests of the Participants are set forth in Section 6.1.


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Aurora-Trend Stillwater Venture          Page 4 of 35          January 26, 2005

"Prime Rate" means the prime interest rate quoted as "Prime" by the Wall Street Journal as said rate may change from day to day and which quoted rate may not be the lowest rate averaged on a month-to-month basis at which a financing institution loans funds.

"Production Decision" means a decision by the Management Committee to commence Development and put the Properties into production.

"Products" means all ores, minerals, and mineral resources produced from the Properties under this Agreement.

"Program" means a description in reasonable detail of the activities of the Venture which are to be conducted by the Manager during a period.

"Properties" means those interests in property described in the schedules in Schedules A-1 and A-2 and depicted on the map forming Schedule E.

"Simple Majority" means a decision by the Management Committee by greater than 50% of the votes being entitled to be cast.

"Transfer" means sell, grant, assign, encumber, pledge or otherwise commit or dispose thereof.

"Underlying Agreements" means the Mountain View Lease Agreement and the Basal Zone Lease Agreement to which AM is a signatory together with the granting lessors thereunder.

"Venture" means the business arrangement of the Participants under this Agreement to be known as the Aurora-Trend Stillwater Venture.


ARTICLE 2. - REPRESENTATIONS AND WARRANTIES - TITLE TO ASSETS

2.1  CAPACITY OF PARTICIPANTS

     Each of the parties hereto represents and warrants as follows:

     (i) that it is a corporation duly incorporated and in good standing in its state of incorporation and that it is qualified to do business and is in good standing in those jurisdictions where necessary in order to carry out the purposes of this Agreement;

     (ii) that it has the capacity to enter into and perform this Agreement and all transactions contemplated herein and that all corporate and other actions required to authorize it to enter into and perform this Agreement have been properly taken;

    (iii) that it will not breach any other agreement or arrangement by entering into or performing this Agreement; and


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Aurora-Trend Stillwater Venture          Page 5 of 35          January 26, 2005

     (iv) that this Agreement has been duly executed and delivered by it and is valid and binding upon it in accordance with its terms.

2.2  REPRESENTATIONS AND WARRANTIES

     AM makes the following representations and warranties effective the date hereof:

     (i) that it has the full and exclusive right and power to act on behalf of AM, and on behalf of any other interested person or entities, to enter into this Agreement and to grant the rights granted to AM hereunder;

     (ii) to the best of its knowledge and belief with respect to unpatented mining claims set forth in Schedules A-1 and A-2 that are included within the Properties, subject to the paramount title of the United States and except as disclosed in writing to TMC:

          (a) the unpatented mining claims were properly laid out and monumented;

          (b)  all required location and validation work was properly performed;

          (c) location notices and certificates were properly recorded and filed with appropriate governmental agencies;

          (d) the claims are free and clear of defects, liens and encumbrances arising by, through or under AM, except those of record or disclosed in writing to TMC and defects, liens, and any such encumbrances that do not materially affect TMCs' rights under this Agreement;

          (e) AM has not received notice from anyone asserting conflicting claims;

          (f) the unpatented mining claims are in good standing and compliance with all federal and state regulations in force as of the effective date of this Agreement; and

          (g) the claims forming the Properties have been assigned to the Aurora-Trend Stillwater Venture in accordance with the Underlying Agreements.

    (iii) knows of no violation of any applicable federal, state, regional, or county law or regulation relating to zoning, land use, environmental protection, or otherwise with respect to the Properties or activities relating thereto;

     (iv) with respect to the Properties, knows of no pending or threatened actions, suits, claims or proceedings; and

     (v) has granted TMC access to all information concerning title to the Properties in AM's possession or control, including but not limited to, true and correct copies


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Aurora-Trend Stillwater Venture          Page 6 of 35          January 26, 2005

          of all leases, other contracts and abstracts relating to the Properties of which AM has knowledge.

The representations and warranties set forth above shall survive the execution and delivery of any documents of Transfer provided under this Agreement.

2.3 REMEDIES FOR BREACH OF REPRESENTATIONS AND WARRANTIES OF TITLE TO THE PROPERTIES

     2.3.1     LOSS OF TITLE

               Any failure or loss of title to the Properties, and all costs of defending title, shall be charged to the Joint Acccount, except that all costs and losses arising out of, or resulting from, breach of the representations and warranties of AM shall be charged to AM, and all such costs and losses arising out of gross negligence by TMC, or the Manager, shall be charged to TMC, or the Manager, as may be the case. TMC shall have the right, but not the obligation, to undertake to cure such defects, or to defend, or to litigate to defend such defects.

     2.3.2     LESS THAN 100% INTEREST

               In the event it is determined that AM controls less than the full undivided interest therein, AM's interest hereunder shall bear the same proportion to 100% as its total actual interest bears to the full undivided whole.

     2.3.3     THIRD PARTY CLAIMS

               (i) If AM fails to satisfy and discharge any mortgage, lien, tax levy or encumbrance (an "Encumbrance") chargeable solely or in part to AM on the claims listed in Schedules A-1 and A-2 or the Underlying Agreements therein, or suffers or permits any encumbrance to be imposed upon such, TMC at its option may, but shall not be obligated to, pay for and discharge any encumbrance and set off a such payment by withholding and retaining from any payments due AM any amounts so paid by TMC, without prejudice to any right of TMC to recover from AM are against the claims listed in Schedules A-1 or A-2 or the Underlying Agreements the amount of such payment in any manner or by any remedy whatsoever, and TMC shall have all the rights and remedies against AM which the mortgagor, lienor or creditor had immediately prior to the time of such payment. Upon the request of TMC, AM shall promptly make, execute, acknowledge and deliver to TMC any and all instruments (in a form and substance satisfactory to TMC) that TMC in its sole judgment may deem necessary or desirable to fully effectuate the provisions of this Section 2.3.

               (ii) If any person or entity not a party hereto asserts to have a claim of ownership in the claims listed on Schedules A-1 or A-2 or the Underlying Agreements, or a claim to a share in the production from the claims listed


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Aurora-Trend Stillwater Venture          Page 7 of 35          January 26, 2005


                    in Schedules A-1 and A-2 (an "Adverse Claim"), TMC, at its sole discretion, after written notice to AM, may suspend its obligation to make payments as provided herein, and in lieu thereof, may deposit in an interest-bearing account payments equivalent to payments which may otherwise become due AM. Such deposits or deposits shall remain in such interest-bearing account until the claims or controversy is resolved or settled by final court decision, by arbitration, negotiation or otherwise. When TMC is required, or elects, to make any payments to such persons or entities not a party hereto, as a result of, or in settlement of, any such adverse claim, either by way of contract, settlement, compromise, final court judgment, or otherwise, TMC may recover from, or credit against, any payments thereafter becoming due to AM hereunder, the amount of such payments of all other costs and expenses (including reasonable attorneys' fees) paid or incurred by TMC as a result of any such Adverse Claim.

2.4  DISCLOSURES

     Each of the Participants represents and warrants that it is unaware of any material facts or circumstances which have not been disclosed in this Agreement, which would be disclosed to the other Participant in order to prevent the representations in this Article 2 from being materially misleading.

2.5  RECORD TITLE

     Title to the Assets shall be held by the Venture after TMC has earned its interest.


ARTICLE 3. - NAME, PURPOSES AND TERM

3.1  GENERAL

     AM and TMC hereby enter into this Agreement for the purposes hereinafter stated, and they agree that all of their rights and all of the Operations on or in connection with the Properties shall be subject to and governed by this Agreement.

3.2  NAME

     The name of this Venture shall be the "Aurora-Trend Stillwater Venture". The Manager shall accomplish any registration required by applicable assumed or fictitious name statutes and similar statutes.

3.3  PURPOSES

     This Agreement is entered into for the following purposes and for no others, and shall serve as the exclusive means by which the Participants, or either of them, accomplish


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Aurora-Trend Stillwater Venture          Page 8 of 35          January 26, 2005

     such purposes:

     (i)  to conduct Exploration within the Properties;

     (ii) to evaluate the possible Development of the Properties;

    (iii) to engage in Development and Mining Operations on the Properties, if feasible;

     (iv) to engage in marketing Products, but only to the extent permitted by
          Article 11; and

     (v) to perform any other activity necessary, appropriate, or incidental to any of the foregoing.

3.4  LIMITATION

     Unless the Participants otherwise agree in writing, the Operations shall be limited to the purposes described in Section 3.3, and nothing in this Agreement shall be construed to enlarge such purposes.

3.5  EFFECTIVE DATE AND TERM

     The Effective Date of this Agreement shall be the date first recited above. The term of this Agreement shall be for twenty (20) years from the Effective Date and for so long thereafter as Products are produced from the Properties, unless the Agreement is terminated earlier as provided herein.


ARTICLE 4. - RELATIONSHIP OF THE PARTICIPANTS

4.1  NO PARTNERSHIP

     Nothing contained in this Agreement shall be deemed to constitute either Participant the partner of the other, nor, except as otherwise herein expressly provided, to constitute either Participant the agent or legal representative of the other, nor to create any fiduciary relationship between them. It is not the intention of the Participants to create, nor shall this Agreement be construed to create, any mining, commercial or other partnership.

     Neither Participant shall have any authority to act for or to assume any obligation or responsibility on behalf of the other Participant, except as otherwise expressly provided herein. The rights, duties, obligations and liabilities of the Participants shall be several and not joint or collective. Each Participant shall be responsible only for its obligations as herein set out and shall be liable only for its share of the costs and expenses as provided herein, it being the express purpose and intention of the Participants that their ownership of Assets and the rights acquired hereunder shall be as tenants in common.


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Aurora-Trend Stillwater Venture          Page 9 of 35          January 26, 2005

     Each Participant, its directors, officers, employees, agents and attorneys shall be indemnified from and against any and all losses, claims, damages and liabilities arising out of any act or any assumption of liability by the indemnifying Participant, or any of its directors, officers, employees, agents and attorneys done or undertaken, or apparently done or undertaken, on behalf of the other Participant, except pursuant to the authority expressly granted herein or as otherwise agreed in writing between the Participants.

4.2  U.S. TAX ELECTIONS AND ALLOCATIONS

     Without changing the effect of Section 4.1, the Participants agree that their relationship shall constitute a tax partnership within the meaning of
     Section 761 (a) of the Unite States Internal revenue Code of 1986, as amended. The Particpants hereto agree to execute or join in such instruments as are necessary to make such election effective, and hereby authorize and direct Manager to take such action as is necessary to effectuate such purpose, including filing of the partnership tax return required by Treasury Regulation Sec. 1.761-2(b)(2). Each Participant shall be entitled to claim all tax benefits, write-offs, and deductions with respect to all, and any, costs which it has incurred.

     The Participants also agree that, to the extent permissible under applicable law, their relationship shall be treated for state income tax purposes in the same manner as it is for federal income tax purposes.

     The Manager shall be the Tax Matters Partner and shall prepare and file, after approval of the management Committee, any tax returns or other tax forms required.

4.3  OTHER BUSINESS OPPORTUNITIES

     Except as expressly provided in this Agreement, each Participant shall have the right independently to engage in and receive full benefits from business activities, whether or not competitive with the Operations, without consulting the other. The doctrines of "corporate opportunity" or "business opportunity" shall not be applied to any other activity, venture, or operation of either Participant. Unless otherwise agreed in writing, no Participant shall have any obligation to mill, beneficiate or otherwise treat any Products or any other Participant's share of Products in any facility owned or controlled by such Participant.

4.4  WAIVER OF RIGHT TO PARTITION

     The Participants hereby waive and release all rights of partition, or of sale in lieu thereof, or other division of Assets, including any such right provided by statute.

4.5  TRANSFER OF TERMINATION OF RIGHTS TO PROPERTIES

     Except as otherwise provided in this Agreement, neither participant shall transfer all or any part of its interest in the assets or this Agreement or otherwise permit or cause such interest to terminate.


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Aurora-Trend Stillwater Venture         Page 10 of 35          January 26, 2005

4.6  IMPLIED COVENANTS

     There are no implied covenants contained in this Agreement other than those of good faith and fair dealing.


ARTICLE 5. - CONTRIBUTIONS BY PARTICIPANTS

5.1  PARTICIPANTS' INITIAL CONTRIBUTIONS

     AM, as its Initial Contribution, hereby contributes the Properties described in Schedules A-1 and A-2 to the purposes of this Agreement. TMC, as its Initial Contribution, shall contribute the Exploration Expenditures and payment as hereinafter set forth.

5.2  OBLIGATIONS PRIOR TO EARN-IN

     Prior to earning its interest in the Properties, and subject to the termination provisions contained herein, TMC shall be required, but not obligated to make the following Exploration Expenditures on or for the benefit of the Properties to extend this Agreement into the next period.

     5.2.1     ANNUAL AND CUMULATIVE EXPLORATION EXPENDITURES

               TMC shall expend, as a minimum, the following annual and cumulative Exploration Expenditures:

                             EXPLORATION EXPENDITURES

                      ANNUAL EXPENDITURE   CUMULATIVE EXPENDITURE
             YEAR             ($)                    ($)
               1                  100,000                  100,000
               2                  400,000                  500,000
               3                  500,000                1,000,000
               4                  500,000                1,500,000
               5                  500,000                2,000,000
             TOTAL              2,000,000

     Year 1, for purposes of calculating annual expenditures shall end on December 31, 2005 and each subsequent year shall end on December 31.

     5.2.2     OVERHEAD CHARGES DURING EARN-IN

               Five percent (5%) of all Exploration Expenditures, except property payments, taxes and/or fees to maintain the Properties, to cover TMC' overhead and administrative costs shall be charged by TMC and shall qualify as Exploration

Aurora-Trend Stillwater Venture         Page 11 of 35          January 26, 2005

               Expenditures but shall be limited to five percent (5%) on contracts in excess of One Hundred Thousand Dollars ($100,000).

     5.2.3     CARRY-FORWARD OF EXCESS CUMULATIVE EXPLORATION EXPENDITURES

               All Exploration Expenditures shall be cumulative and any Exploration Expenditures in excess of the minimum required in any period shall be credited and applied toward any subsequent Exploration Expenditures.

     5.2.4     MAINTENANCE OF PROPERTIES DURING EARN-IN

               During the Earn-In period TMC shall be responsible for maintaining the underlying agreements in good standing and for maintaining the unpatented lode claims which comprise the properties and may relocate any of the unpatented claims which TMC believes may be defective. In addition, TMC agrees to reimburse AM for the lease payments, including those payable to the Bureau of Land Management, incurred by AM on a pro rata basis commensurate with the ratio of the claims in the Properties to the total claims under the Underlying Agreements.

5.3  PAYMENTS BY TMC TO AM

     5.3.1     PAYMENT AT CLOSING

               Upon execution of this Agreement, TMC shall issue fifty thousand (50,000) shares of TMC's unrestricted, registered common stock to AM.

     5.3.2     ANNUAL PAYMENTS

               To keep the joint venture agreement in good standing:

               (i) on the first anniversary date, i.e. January 1, 2006, TMC shall pay $20,000 in cash, and issue 20,000 shares of TMC's common stock to AM; and

               (ii) on the second, third, fourth and fifth anniversary dates until Earn-In, TMC shall issue $20,000 in cash or the equivalent value in TMC's unrestricted, registered common stock determined by the average stock price over the previous calendar month.

5.4  TERMINATION OF TMC'S OBLIGATION TO MAKE INITIAL CONTRIBUTION

     TMC may terminate this Agreement at any time during the Earn-In period for any reason, or no reason, by providing AM sixty (60) days written notice of such termination. Until TMC has earned its interest in the Properties, TMC shall conduct exploration activities, maintain the Properties and shall conduct operations according to programs and budgets determined by the Management Committee. TMC shall hold AM

Aurora-Trend Stillwater Venture         Page 12 of 35          January 26, 2005

     harmless from any liabilities resulting from TMC's activities on the Properties during the Earn-In period.

     Upon TMC's termination under the provisions of this Section 5.4, TMC shall have no further right, title or interest in the Venture. TMC's withdrawal shall be effective upon such termination, but such withdrawal shall nor relieve TMC of its obligation to fund and satisfy any liabilities to third persons incurred or payments due to AM prior to TMC's withdrawal.

5.5  ADDITIONAL CASH CONTRIBUTIONS

     At such time as TMC has earned its fifty percent (50%) interest in the Properties, pursuant to Section 5.2, the Participants, subject to any election permitted by Sections 6.1, 6.2 and 6.3, shall be obligated to contribute funds to adopted Programs and Budgets in proportion to their respective Participating Interest.

5.6  EARN-IN

     TMC shall earn a fifty percent (50%) Participating Interest in the Properties upon completion of the Exploration Expenditures and payment set forth under Section 5.2. If TMC expends the $2,000,000 commitment in
     Section 5.2 prior to the end of Year 5, it will be deemed to have earned its Participating Interest at that time. Except as provided for in Section 6.2, subsequent to TMC earning fifty percent (50%) interest in the Venture, all expenditures for the benefit of the Properties shall be contributed by the Parties in accordance to their Participating Interest. Immediately upon TMC satisfying its Earn-In requirements under Section 5.2, AM shall execute an Assignment of Interests Agreement and deliver to TMC such documents that are necessary to transfer an appropriate percentage of interest in AM's interest in and to the Properties to TMC.

5.7  REPORTS

     TMC shall, during the Earn-In period, provide AM with copies of periodic reports describing its activities on the Properties and shall conduct a semi-annual review with AM to discuss the progress TMC has made during the preceding period as well as the plans and programs being contemplated for the next period.


ARTICLE 6. - INTERESTS OF PARTICIPANTS DEFAULTS AND REMEDIES

6.1  PARTICIPATING INTERESTS

     TMC shall have no Participating Interest unless and until it has completed the Exploration Expenditures set forth in Section 5.2 during the Earn-In period. The Participants shall have the following Participating Interests upon TMC's completion of the obligations set forth in Section 5.2:

Aurora-Trend Stillwater Venture         Page 13 of 35          January 26, 2005

          TMC   -     50%
          AM    -     50%

6.2  ELECTIONS AT TIME OF EARN-IN

     At such time as TMC completes the obligations set forth in Section 5.2 and has earned its fifty percent (50%) Participating Interest in the Properties, AM and TMC shall have a period of sixty (60) days to either

     (i) elect to participate in the Venture and contribute to each Program and Budget for their entire respective Participating Interest, or

     (ii) to elect to withdraw from the Venture and convert to a Net Smelter Return of 2.5% as set out in Schedule C.

6.3  DEEMED EXPENDITURES

     At Earn-In TMC and AM shall, irrespective of their actual expenditures on or with respect to the Properties, be deemed to have incurred expenditures as follows:

          TMC          $2,000,000
          AM           $2,000,000

6.4  CHANGES IN PARTICIPATING INTERESTS

     A Participant's Participating Interest shall be changed as follows:

     (i)  as provided in Sections 6.2 or 6.7; or

     (ii) upon an election by a Participant pursuant to Section 6.5 to contribute less to an adopted Program and Budget than the percentage reflected by its Participating Interest; or

    (iii) in the event of default by a Participant in making its agreed-upon contribution to an adopted Program and Budget; or

     (iv) transfer by a Participant of less than all its Participating Interest in accordance with Article 14: or

     (v) acquisition of less than all of the Participating Interest of the other Participant, however arising.

6.5  VOLUNTARY REDUCTION IN PARTICIPATION

     Except with respect to a participant's obligation to make its Initial Contribution, as to


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Aurora-Trend Stillwater Venture         Page 14 of 35          January 26, 2005


     which no election is permitted, a Participant may elect, as provided in
     Section 9.5, to limit its contributions to an adopted Program and Budget as follows:

     (i)  to some lesser extent than its respective Participating Interest; or

     (ii) not at all.

     If a Participant elects to contribute to an adopted Program and Budget some lesser amount than its respective Participating Interest, or not at all, the Participating Interest of that Participant shall be recalculated at the time of election by dividing:

     (i)  the sum of

          (a)  the value of the Participant's Initial Contribution as per
               Section 6.3,

          (b) the total of all of the Participant's contributions under Section 5.3, and

          (c) the amount, if any, the Participant elects to contribute to the adopted Program and Budget;

     by

     (ii) the sum of (a), (b) and (c) above for all Participants;

     and then multiplying the result by one hundred.

     The Participating Interest of the other Participant shall thereupon become the difference between one hundred percent (100%) and the recalculated Participating Interest.

6.6  DEFAULT IN MAKING CONTRIBUTIONS

     If a Participant defaults in making a contribution or cash call required by an approved Program and Budget, the non-defaulting Participant may advance the defaulted contribution on behalf of the defaulting Participant and treat the same, together with any accrued interest, as a demand loan bearing interest from the date of the advance at the Prime Rate plus two percent (2%) compounded quarterly. The failure to repay said loan upon demand shall be a default.

     Each Participant hereby grants to the other a lien upon its interest in the Properties and a security interest in its rights under this Agreement and in its Participating Interest in other Assets, and the proceeds therefrom, to secure any loan made hereunder, including interest thereon, reasonable attorneys' fees and all other reasonable costs and expenses incurred in recovering the loan with interest and in enforcing such lien or security interest, or both.

     A non-defaulting Participant may elect the applicable remedy under this
     Section 6.6, or, to the extent a Participant has a lien or security interest under applicable law, it shall be entitled to its rights and remedies at law and in equity. All such remedies shall be

Aurora-Trend Stillwater Venture         Page 15 of 35          January 26, 2005


     cumulative. The election of one or more remedies shall not waive the election of any other remedies.

     Each Participant hereby irrevocably appoints the other its attorney-in-fact to execute, file and record all instruments necessary to perfect or effectuate the provisions hereof.

6.7  CONVERSION OF INTEREST

     If at any time the Participating Interest of a Participant is reduced to ten percent (10%) or less by an affirmative election not to contribute all or some portion of its share pursuant to a Program and Budget as provided in Article 9, the diluted Participant shall be deemed to have withdrawn from the Venture and this Agreement shall terminate; provided, however, the diluting Participant shall have the right to receive through the 2.5% Net Smelter Return Royalty, as set out in Schedule C, and not from any other source, an amount equal to one hundred and fifteen percent (115%) of the diluting Participant's actual or deemed expenditures contributed hereunder, whichever expenditure is greater. Upon receipt of such amount the diluting Participant shall thereafter have no further right, title, or interest under this Agreement or in the Assets.

6.8  CONTINUING LIABILITIES UPON ADJUSTMENTS OF PARTICIPATING INTERESTS

     Any reduction of a Participant's Participating Interest under this Section 6 shall not relieve such Participant of its share of any liability, whether it accrued before or after such reduction, arising out of Operations conducted prior to such reduction. For purposes of this Article 6, such Participant's share of such liability shall be equal to its Participating Interest at the time such liability was incurred.

     The increased Participating Interest accruing to a Participant as a result of the reduction of the other Participant's Participating Interest shall be free of royalties, liens or other encumbrances arising by, through or under such other Participant, other than those existing at the time the Properties was acquired or those to which both Participants have given their written consent.

     An adjustment to a Participating Interest need not be evidenced during the term of this Agreement by the execution and recording of appropriate instruments, but each Participant's Participating Interest shall be shown in the books of the Manager. Either Participant, however, at any time upon the request of the other Participant, shall execute and acknowledge instruments necessary to evidence such adjustment in form sufficient for recording in the jurisdiction where the Properties is located.

Aurora-Trend Stillwater Venture         Page 16 of 35          January 26, 2005


ARTICLE 7. - MANAGEMENT COMMITTEE

7.1  ORGANIZATION AND COMPOSITION

     Prior to completion of TMC's Earn-In and the election by AM and TMC to participate in the Venture as provided in Section 6.2, the Participants shall establish a Management Committee to determine overall policies, objectives, procedures, methods and actions under this Agreement. The Management Committee shall consist of one member appointed by TMC and one member appointed by AM. Each Participant may appoint one or more alternates to act in the absence of a regular member. Any alternate so acting shall be deemed a member. Appointments shall be made or changed by notice in writing to the other participant.

7.2  DECISIONS

     Prior to completion of TMC's Earn-In, each Participant, acting through its appointed member(s) shall have an equal vote. In the event of a deadlock, the Manager shall hold the deciding vote. After completion of TMC's Earn-In, each Participant shall have a vote equal to its Participating Interest in the Venture. Decisions of the Management Committee shall be decided by Simple Majority of the Participating Interests.

7.3  MEETINGS

     The Management Committee shall hold regular meetings at least quarterly at mutually agreed places. The Manager shall give thirty (30) days' written notice to the Participant's of such regular meetings. In addition, either Participant may call a special meeting upon thirty (30) days' written notice to the Manager and the other Participant. In case of emergency, reasonable notice of a special meeting shall suffice. There shall be a quorum if at least one member representing each Participant is present. The Management Committee shall not transact any business at a meeting unless a quorum is present at the commencement of the meeting. If a quorum is not present at the commencement of the meeting, or within half an hour after the time fixed for the meeting to commence, the meeting shall be adjourned to the same time and day of the next week. If a quorum is not present at the commencement of the adjourned meeting, one representative shall be deemed to be a quorum.

     Each notice of a meeting shall include an itemized agenda and detailed back-up information prepared by the Manager in the case of a regular meeting, or by the Participant calling the meeting in the case of a special meeting, but any matters may be considered with the consent of all Participants. The Manager shall prepare minutes of all meetings of all meetings and shall distribute copies of such minutes to the Participants within thirty (30 days after the meeting.

     The minutes, when signed by all Participants, shall be the official record of the decisions made by the Management Committee and shall be binding on the Manager and the Participants. If personnel employed in Operations are required to attend a Management

Aurora-Trend Stillwater Venture         Page 17 of 35          January 26, 2005


     Committee meeting, reasonable costs incurred in connection with such attendance shall be a Venture cost. All other costs shall be paid by the Participants individually.

7.4  ACTION WITHOUT MEETING

     In lieu of meetings, the Management Committee may hold telephone conferences, so long as all decisions are immediately confirmed in writing by the Participants.

7.5  MATTERS REQUIRING APPROVAL

     Except as otherwise delegated to the Manager in Section 8.2, the Management Committee shall have exclusive authority to determine all management matters to this Agreement.


ARTICLE 8. - MANAGER

8.1  APPOINTMENT

     Following signing of this Agreement, TMC shall be the initial Manager.

8.2  POWERS AND DUTIES OF THE MANAGER

     (i)  The Manager shall manage, direct and control Operations.

     (ii) The Manager shall implement the decisions of the Management Committee, shall make all expenditures necessary to carry out adopted Programs and Budgets, and shall promptly advise the Management Committee if it lacks sufficient funds to carry out its responsibilities under this Agreement.

    (iii) The Manager shall:

          (a) purchase or otherwise acquire all material, supplies, equipment, water, utility and transportation services required for Operations, such purchases and acquisitions to be made on the best terms available, taking into account all of the circumstances;

          (b) obtain such customary warranties and guarantees as are available in connection with such purchases and acquisitions; and

          (c) keep the Assets free and clear of all liens and encumbrances, except for those existing at the time of, or created concurrent with, the acquisition of such Assets, or mechanic's or materialmen's liens which shall be released or discharged in a diligent manner, or liens and encumbrances specifically approved by the Management Committee.

Aurora-Trend Stillwater Venture         Page 18 of 35          January 26, 2005


     (iv) The Manager shall conduct such title examinations and cure such title defects as may be advisable in the reasonable judgment of the Manager.

     (v)  The Manager shall:

          (a) make or arrange for all payments required by leases, licenses, permits, contracts and other agreements related to the Assets;

          (b) pay all taxes, assessments and like charges on Operations and Assets except taxes determined or measured by a Participant's sales revenue or net income. If authorized by the Management Committee, the Manager shall have the right to contest in the courts or otherwise, the validity or amount of any taxes, assessments or charges if the Manager deems them to be unlawful, unjust, unequal or excessive, or to undertake such other steps or proceedings as the Manager may deem reasonably necessary to secure a cancellation, reduction, readjustment or equalization thereof before the Manager shall be required to pay them, but in no event shall the Manager permit or allow title to the Assets to be lost as the result of the nonpayment of any taxes, assessments or like charges; and

          (c) shall do all other acts reasonably necessary to maintain the Assets.

     (vi) The Manager shall:

          (a)  apply for all necessary permits, licenses and approvals;

          (b) comply with applicable federal, provincial, municipal and local laws and regulations;

          (c) notify promptly the Management Committee of any allegations of substantial violation thereof; and

          (d) prepare and file all reports or notices required for Operations. The Manager shall not be in breach of this provision if a violation has occurred in spite of the Manager's good faith efforts to comply, and the Manager has timely cured or disposed of such violation through performance, or payment of fines and penalties.

    (vii) The Manager shall prosecute and defend, but shall not initiate without consent of the Management Committee, all litigation or administrative proceedings greater than fifty thousand dollars ($50,000) arising out of Operations. The non-managing Participant shall have the right to participate, at its own expense, in such litigation or administrative proceedings. The non-managing Participant's approval shall be required in advance of any settlement involving payments, commitments or obligations, if the non-managing Participant's share is in excess of twenty-five thousand dollars ($25,000) in cash or value.

Aurora-Trend Stillwater Venture         Page 19 of 35          January 26, 2005


   (viii) The Manager shall provide insurance for the benefit of the Participants as provided in Schedule D.

     (ix) The Manager may dispose of Assets, whether by release, abandonment, surrender or Transfer in the ordinary course of business, except that Properties may be released, abandoned or surrendered only as provided in Article 13. Without prior authorization from the Management Committee, however, the Manager shall not:

          (a) dispose of Assets in any one transaction having a value in excess of $250,000:

          (b) enter into any sales contracts or commitments for Product, except as permitted in Section 11.2;

          (c)  begin a liquidation of the Venture; or

          (d) dispose of all or a substantial part of the Assets necessary to achieve the purposes of the Venture.

     (x) The Manager shall have the right to carry out its responsibilities hereunder through agents, affiliates or independent contractors.

     (xi) The Manager shall be obligated to perform or cause to be performed during the term of this Agreement all obligations required by law in order to maintain the Properties which obligations shall be included in Programs and Budgets.

    (xii) The Manager shall keep and maintain all required accounting and financial records pursuant to the Accounting Procedure and in accordance with customary cost accounting practices in the mining industry.

   (xiii) The Manager shall keep the Management Committee advised of all Operations by submitting in writing to the Management Committee:

          (a) monthly progress reports which include statements of expenditures and comparisons of such expenditures to the adopted Budget;

          (b)  periodic summaries of data acquired;

          (c)  copies of reports concerning Operations;

          (d) a detailed final report within forty-five (45) days after completion of each Program and Budget, which shall include comparisons between actual and budgeted expenditures and comparisons between the objectives and results of Programs; and

Aurora-Trend Stillwater Venture         Page 20 of 35          January 26, 2005


          (e) such other reports as the Management Committee may reasonably request.

          At all reasonable times the Manager shall provide the Management Committee or the representative of any Participant, upon the request of any member of the Management Committee, access to, and the right to inspect and copy all maps, drill logs, core tests, reports, surveys, assays, analyses, production reports, operations, technical, accounting and financial records, and other information acquired in Operations. In addition, the Manager shall allow the non-managing Participant, at the latter's sole risk and expense, and subject to reasonable safety regulations, to inspect the Assets and Operations at all reasonable times, so long as the inspecting Participant does not unreasonably interfere with Operations.

    (xiv) The Manager shall undertake all other activities reasonably necessary to fulfill the foregoing.

     (xv) The Manager shall not be in default of any duty under this Section 8.2 if its failure to perform results from the failure of the non-managing Participant to perform acts or to contribute amounts required of it by this Agreement.

8.3  STANDARD OF CARE

     The Manager shall conduct all Operations in a good, workmanlike and efficient manner, in accordance with all applicable laws, sound mining and other applicable industry standards and practices, and in accordance with the terms and provisions of leases, licenses, permits, contracts and other agreements pertaining to Assets. The Manager shall not be liable to the non-managing Participant for any act or omission resulting in damage or loss except to the extent caused by, or attributable to, the Manager's willful misconduct or gross negligence.

8.4  RESIGNATION - DEEMED OFFER TO RESIGN

     The Manager may resign upon thirty (30) days' prior notice to the other Participant. If any of the following shall occur, the Manager shall be deemed to have offered to resign, which offer shall be accepted by the other Participant, if at all, within ninety (90) days following such deemed offer:

     (i) the Participating Interest of the Manager becomes less than fifty percent (50%); or

     (ii) the Manager fails to perform a material obligation imposed upon it under this Agreement and such failure continues for a period of thirty
          (30) days after written notice from the other Participant demanding performance; or

    (iii) the Manager fails to pay or contest in good faith its bills within thirty (30) days after receiving written notice that they are due; or

     (iv) a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for


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Aurora-Trend Stillwater Venture         Page 21 of 35          January 26, 2005


          a substantial part of its assets is appointed and such appointment is neither made ineffective nor discharged within sixty (60) days after receiving written notice of the making thereof, or such appointment is consented to, requested by, or acquiesced in by the Manager; or

     (v) the Manager commences a voluntary case under any applicable bankruptcy, insolvency or similar law now or hereafter in effect; or consents to the entry of an order for relief in an involuntary case under any such law or to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar official of any substantial part of its assets; or makes a general assignment for the benefit of creditors; or fails generally to pay its or Venture debts as such debts become due; or takes corporate or other action in furtherance of any of the foregoing; or

     (vi) entry is made against the Manager of a judgment, decree or order for relief affecting a substantial part of its assets by a court of competent jurisdiction in an involuntary case commenced under any applicable bankruptcy, insolvency or other similar law of any jurisdiction now or hereafter in effect.

8.5  PAYMENTS TO MANAGER

     The Manager shall be compensated for its services and reimbursed for its costs hereunder in accordance with the Accounting Procedure.

8.6  TRANSACTIONS WITH AFFILIATES

     If the Manager engages Affiliates to provide services hereunder, it shall do so on terms no more favorable than would be the case with unrelated persons in arm's-length transactions.

8.7  ACTIVITIES DURING DEADLOCK

     If the Management Committee for any reason fails to adopt a Program and Budget, subject to the contrary direction of the management Committee and to the receipt of necessary funds, the Manager shall continue Operations at levels comparable with the last adopted Program and Budget. For Purposes of determining the required contributions of the Participants and their Participating Interests, the last adopted Program and Budget shall be deemed extended.


ARTICLE 9. - PROGRAMS AND BUDGETS

9.1  INITIAL PROGRAM AND BUDGET

     The initial Program and Budget will be provided by the Management Committee within ninety (90) days of TMC's Earn-In.

Aurora-Trend Stillwater Venture         Page 22 of 35          January 26, 2005


9.2  OPERATIONS PURSUANT TO PROGRAMS AND BUDGETS

     Except as otherwise provided in Section 9.8 and Article 16. Operations shall be conducted, expenses shall be incurred, and Assets shall be acquired only pursuant to approved Programs and Budgets.

9.3  PRESENTATION OF PROGRAMS AND BUDGETS

     Proposed Programs and Budgets shall be prepared by the Manager for a period of up to one year. Each adopted Program and Budget, regardless of length, shall be reviewed at least once a year at one of the quarterly meetings of the Management Committee. During the period encompassed by any Program and Budget for the succeeding period shall be prepared by the Manager and submitted to the Management Committee.

9.4  REVIEW AND APPROVAL OF PROPOSED PROGRAMS AND BUDGETS

     Within thirty (30) days after submission of a proposed Program and Budget to the Management Committee, the Management Committee shall:

     (i)  approve the proposed Program and Budget; or

     (ii) propose modifications of the proposed Program and Budget; or

    (iii) reject the proposed Program and Budget.

     If the Management Committee makes the elections pursuant to Section 9.4
     (ii) or 9.4 (iii) then the Manager will review the modifications and/or any recommendations of the Management Committee and will resubmit a Program and Budget within thirty (30) days.

9.5  ELECTION TO PARTICIPATE

     By written notice to the Management Committee within thirty (30) days after approving a Program and Budget except as provided for in Section 6.1, a Participant may elect to contribute to such Program and Budget in an amount equal to its Participating Interest or a lesser amount as provided for in
     Section 6.5. If a Participant fails to so notify the Management Committee, the Participant shall be deemed to have elected not to contribute to such Program and Budget and the provisions of Section 6.4 shall apply. Subject to Section 9.6 if a Participant elects not to participate in the Program and Budget and the other Participant elects to contribute to the Program and Budget the provisions of Section 6.5 shall apply.

9.6  DEADLOCK ON PROPOSED PROGRAMS AND BUDGETS

     If the Participants, acting through the Management Committee, fail to approve a program and Budget by the beginning of the period to which the proposed Program and Budget


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Aurora-Trend Stillwater Venture         Page 23 of 35          January 26, 2005


     applies, the provisions of Section 8.7 shall apply

9.7  BUDGET AND OVERRUNS - PROGRAM CHANGES

     The Manager shall immediately notify the Management Committee of any material departure from an adopted Program and Budget. If the Manager exceeds an adopted Budget by more than ten percent (10%), then such excess over ten percent (10%) shall be for the sole account of the manager, not creditable to the calculation of Participating Interests, unless such excess amount is directly caused by an emergency or unexpected expenditure made pursuant to Section 9.8, or is otherwise authorized by the approval of the Management Committee. Budget overruns of ten percent (10%), or less, shall be borne by the Participants in proportion to their respective Participating Interests as of the time the overrun occurs.

9.8  EMERGENCY OR UNEXPECTED EXPENDITURES

     In case of emergency, the Manager may take any reasonable action it deems necessary to protect life, limb or property, to protect the Assets or to comply with law or government regulation. The Manager may also make reasonable expenditures for unexpected events which are beyond its reasonable control and which do not result from a breach by it of its standard of care. The Manager shall promptly notify the Participants of the emergency or unexpected expenditures, and the Manager shall be reimbursed for all resulting costs by the Participants in proportion to their respective Participating Interests at the time the emergency or unexpected expenditures are incurred.


ARTICLE 10. - ACCOUNTS AND SETTLEMENTS

10.1 MATTERS OF ACCOUNTS AND SETTLEMENTS

     These items shall be governed by the provisions in Schedule B (Accounting Procedures) attached hereto.


ARTICLE 11. - DISPOSITION OF PRODUCTION

11.1 TAKING IN KIND

     Each Participant shall take in Kind or separately dispose of its share of all Products in accordance with its Participating Interest. Any extra expenditure incurred in the taking in kind or separate disposition by any Participant of its proportionate share of Products shall be borne by such Participant. Nothing in this Agreement shall be construed as providing, directly or indirectly, for any joint or co-operative marketing or selling of its Products or permitting the processing of Products of any parties other than the Participants at any processing facilities constructed by the Participants pursuant to this Agreement. The

Aurora-Trend Stillwater Venture         Page 24 of 35          January 26, 2005


     Manager shall give the Participants notice at least ten (10) days in advance of the delivery date upon which their respective shares of Products will be available.

11.2 FAILURE OF PARTICIPANT TO TAKE IN KIND

     If a participant fails to take in kind, the Manager shall have the right, but not the obligation, for a period of time consistent with the minimum needs of the industry, but not to exceed one year, to purchase the Participant's share for its own account or to sell such share as agent for the Participant at not less than the prevailing market price in the area. Subject to the terms of any such contracts of sale then outstanding, during any period that the Manager is purchasing or selling a Participant's share of production, the Participant may elect by notice to the Manager to take in kind. The Manager shall be entitled to deduct from proceeds of any sale by it for account of a Participant reasonable expenses incurred in such a sale.


ARTICLE 12. - WITHDRAWAL AND TERMINATION

12.1 TERMINATION BY EXPIRATION OR AGREEMENT

     This Agreement shall terminate as expressly provided in this Agreement, unless earlier terminated by written agreement.

12.2 WITHDRAWAL

     A Participant may elect to withdraw as a participant from this Agreement by giving notice to the other Participant of the effective date of withdrawal, which shall be the alter of the then current Program and Budget or at least forty-five (45) days after the date of the notice. Upon such withdrawal, this Agreement shall terminate, and the withdrawing Participant shall be deemed to have transferred to the remaining Participant, without cost and free and clear of royalties, liens or other encumbrances arising by, through or under such withdrawing Participant, except those exceptions to title described in Schedules F and G and those to which both Participants have given their written consent after the date of this Agreement, all of its Participating Interest in the Assets and in this Agreement. Any withdrawal under this Section 12.2 shall not relieve the withdrawing Participant of its share of liabilities to third persons (whether such accrues before or after such withdrawal) arising out of Operations conducted prior to such withdrawal. For purposes of this Section 12.2, the withdrawing Participant's share of such liabilities shall be equal to its Participating Interest at the time such liability was incurred.

12.3 CONTINUING OBLIGATIONS

     On termination of this Agreement under Section 12.1 or 12.2, the Participants shall remain liable for continuing obligations hereunder until final settlement of all accounts and for any liability, whether it accrues before or after termination, if it arises out of Operations during the term of the Agreement.

Aurora-Trend Stillwater Venture         Page 25 of 35          January 26, 2005


12.4 DISPOSITION OF ASSETS ON TERMINATION

     Promptly after termination under Section 12.1, the Manager shall take all action necessary to wind up the activities of the Venture, and all costs and expenses incurred in connection with the termination of the Venture shall be expenses chargeable to the Venture. Any Participant that has a negative Joint Account balance when the Venture is terminated for any reason shall contribute to the Assets of the Venture an amount sufficient to raise such balance to zero. The Assets shall first be paid, applied, or distributed in satisfaction of all liabilities of the Venture to third parties and then to satisfy any debts, obligations, or liabilities owed to the Participants. Before distributing any funds or Assets to Participants, the Manager shall have the right to segregate amounts, which, in the Manager's reasonable judgment, are necessary to discharge continuing obligations, or to purchase for the account of Participants, bonds or other securities for the performance of such obligations. The foregoing shall not be construed to include the repayment of any Participant's contributions or Joint Account balance. Thereafter, any remaining cash and all other Assets, including property shall be distributed (in undivided interests unless otherwise agreed) to the Participants, first in the ratio and to the extent of their respective Joint Accounts and then in proportion to their respective Participating Interests, subject to any dilution, reduction, or termination of such Participating Interests as may have occurred pursuant to the terms of this Agreement. No Participant shall receive a distribution of any interest in Products or proceeds from the sale thereof if such Participant's Participating Interest therein has been terminated pursuant to this Agreement.

12.5 RIGHT TO DATA AFTER TERMINATION

     After termination of this Agreement pursuant to Section 12.1, each Participant shall be entitled to copies of all information acquired hereunder before the effective date of termination not previously furnished to it, but a terminating or withdrawing Participant shall not be entitled to any such copies in respect to a later termination or withdrawal.

12.6 CONTINUING AUTHORITY

     On termination of this Agreement under Section 12.1 or the deemed withdrawal of a Participant pursuant to Sections 5.2 and 6.4, the Manager shall have the power and authority, subject to control of the Management Committee, if any, to do all things on behalf of the Participants which are reasonably necessary or convenient to:

     (i)  wind up Operations; and

     (ii) complete any transaction and satisfy any obligation, unfinished or unsatisfied, at the time of such termination or withdrawal, if the transaction or obligation arises out of Operations prior to such termination or withdrawal. The Manager shall have the power and authority to grant or receive extensions of time or change the method of payment of an already existing liability or obligation, prosecute and defend actions on behalf of the Participants and the Venture, mortgage Assets,

Aurora-Trend Stillwater Venture         Page 26 of 35          January 26, 2005


          and take any other reasonable action in any matter with respect to which the former Participants continue to have, or appear, or are alleged to have, a common interest or a common liability.

12.7 NON-COMPETE COVENANTS

     A Participant that withdraws pursuant to Section 12.2, or is deemed to have withdrawn pursuant to Sections 6.2 or 6.7 shall not directly or indirectly acquire any interest in property within the Area of Interest for two (2) years after the effective date of withdrawal. If a withdrawing Participant, or an Affiliate of a withdrawing Participant, breaches this Section 12.7, such Participant of Affiliate shall be obligated to offer to convey to the non-withdrawing Participant, without cost, any such property or interest so acquired. Such offer shall be made in writing and can be accepted by the non-withdrawing Participant at any time within forty-five (45) days after it is received by such non-withdrawing Participant.

12.8 MUTUAL WITHDRAWAL

     If a Participant elects to withdraw from this Agreement pursuant to Section 12.2, the other Participant may also elect to withdraw as a Participant by giving written notice thereof to the other Participant within thirty (30) days after receipt of the first Participant's notice of withdrawal, in which event the Participants shall be deemed to have agreed to terminate the Venture as of the first date of withdrawal pursuant to Section 12.1.

12.9 RIGHTS TO DATA AFTER TERMINATION

     After termination of this Agreement pursuant to Sections 12.1 or 12.2, project data shall be distributed as follows:

     (i) all proprietary data provided by AM covering data on the Properties and other Stillwater Complex lands and all copies thereof will be returned to AM within thirty (30) days of the termination date. These data include geological and related documentation, records, reports and information provided by the lessors signatories to Schedules A-1 and A-2; and

     (ii) copies, including but not limited to, of any and all raw data developed by TMC about or on the Properties, any geological data, computer generated data, notes, summaries, maps, surveys, assays, drill hole logs or other documentation generated by TMC during the life of the Venture will be provided to AM.

Aurora-Trend Stillwater Venture         Page 27 of 35          January 26, 2005


ARTICLE 13. - SURRENDER OF PROPERTIES

13.1 SURRENDER OF PROPERTIES

     The Management Committee may authorize the Manager to surrender part or all of the Properties. If the Management Committee authorizes any such surrender over the objection of a Participant, the Participant that desires to surrender shall assign to the objecting Participant, without cost to the objecting Participant, all of the surrendering Participant's interest in the properties to be surrendered, and the surrendered Properties shall cease to be part of the Properties.

13.2 RE-ACQUISITION

     If any properties are surrendered under the provisions of this Article 13., then, unless this Agreement is terminated earlier, neither Participant nor any Affiliate thereof shall acquire any interest in such Properties or a right to acquire such Properties for a period of two years following the date of such surrender. If a Participant re-acquires any properties in violation of this Section 13.2, the other participant may elect by notice to the re-acquiring Participant within forty-five (45) days after it has actual notice of such re-acquisition, to have such Properties made subject to the terms of this Agreement. In the event such an election is made, the re-acquired properties shall thereafter be treated as Properties, and the costs of re-acquisition shall be borne pro rata by the participants and shall be included for purposes of calculating the Participants' respective Participating Interests.


ARTICLE 14. - TRANSFER OF INTEREST

14.1 GENERAL

     A Participant shall have the right to Transfer to any third party all or any part of its interest in or to this Agreement, its Participating Interest, or the Assets solely as provided in this Article 14 and subject to the Underlying Agreements.

14.2 LIMITATIONS ON FREE TRANSFERABILITY

     The transfer of a Participant in Section 14.1 shall be subject to the following terms and conditions:

     (i) no transferee of all or any part of the interest of a Participant in this Agreement, any Participating Interest, or the Assets shall have the rights of a Participant unless and until the transferring Participant has provided to the other Participant notice of the Transfer, and except as provided in Sections 14.2(iii) and 14.2(vi), the transferee, as of the effective date of the Transfer, has committed in writing to be bound by this Agreement to the same extent as the transferring Participant;

Aurora-Trend Stillwater Venture         Page 28 of 35          January 26, 2005


     (ii) no Transfer permitted by this Article 14 shall relieve the transferring Participant of its share of any liability, whether accruing before or after such Transfer, which arises out of Operations conducted prior to such Transfer;

    (iii) in the event of a Transfer of less than all of a Participating Interest, the transferring Participant and its transferee shall act and be treated as one Participant;

     (iv) except as provided in Section 14.4 (iii), no Participant shall transfer any interest in this Agreement or the Assets except by Transfer of part or all of its Participating Interest;

     (v) from the date of execution of this Agreement, if the Transfer is the grant of a security interest by mortgage, deed of trust, pledge, lien or other encumbrance of any interest in this Agreement, any Participating Interest or the Assets to secure a loan or other indebtedness of a Participant in a bona fide transaction, such security interest shall be subordinate to the terms of this Agreement and the rights and interests of the other Participant hereunder. Upon any foreclosure or other enforcement of rights in the security interest the acquiring third party shall be deemed to have assumed the position of the encumbering Participant with respect to this Agreement and the other Participant, and it shall comply with and be bound by the terms and conditions of this Agreement;

     (vi) if a sale or other commitment or disposition of Products or proceeds from the sale of Products by a Participant upon distribution to it pursuant to Article 11 creates in a third party a security interest in Products or proceeds therefrom prior to such distribution, such sales, commitment or disposition shall be subject to the terms and conditions of this Agreement; and

     (vi) no Participant, without the consent of the other participant, shall make a transfer which shall cause termination of the tax partnership established by the provisions of Section 4 2.

14.3 RIGHT OF FIRST REFUSAL

     Except as otherwise provided in Section 14.4, if either Participant receives an offer to transfer or otherwise dispose of all or a part of its Participating Interest in the Venture and/or Assets to a third party, including AM's one hundred percent (100%) interest in the "G" and "H" Chromites and the nickel-copper-cobalt mineralization in the Nye Basin not subject to this Joint Venture, prior to accepting such offer the transferring Participant shall first offer the interest to the non-transferring Participant at the same terms and conditions as set forth in the third party offer. The non-transferring Participant may accept the offer by written notice to the transferring Participant given within sixty
     (60) days of receipt of the transferring Participant's offer. If the non-transferring Participant does not accept the offer, then the transferring Participant may sell or otherwise dispose of its interest under terms and conditions not less favorable to it than those set forth in the

Aurora-Trend Stillwater Venture         Page 29 of 35          January 26, 2005


     third party offer, provided that the sale or other disposition is effectuated within one hundred and eighty (180) days from the effective date of the third party offer.

14.4 EXCEPTIONS TO RIGHT OF FIRST REFUSAL

     Section 14.3 shall not apply to the following:

     (i) transfer by a Participant of all or any part of its interest in this Agreement, any Participating Interest, or the Assets to an Affiliate:

     (ii) incorporation of a Participant, or corporate merger, consolidation, amalgamation or reorganization of a Participant by which the surviving entity shall possess substantially all of the stock, or all of the property rights and interests, and be subject to substantially all of the liabilities and obligations of that Participant;

    (iii) the grant by a Participant of a security interest in any interest in this Agreement, any Participating Interest, or the Assets by mortgage, deed of trust, pledge, lien or other encumbrance which shall be subordinate as set forth above; or

     (iv) a sale or other commitment or disposition of Products or proceeds from sale of Products by a Participant upon distribution to it pursuant to
          Article 11.


ARTICLE 15. - CONFIDENTIALITY AND RELEASES

15.1 GENERAL

     The financial terms of this Agreement and all information obtained in connection with the performance of this Agreement are valuable trade secrets and shall be the exclusive property of the Participants and shall be maintained on a confidential basis. Neither Participant shall make any disclosure to any third party or the public or give out any publicity, press release or written material relating to confidential information, the Venture or the terms of this Agreement without the prior written consent of the other Participant, which consent shall not be unreasonably withheld.

15.2 EXCEPTIONS

     The consent required by Section 15.1 shall not apply to a disclosure:

     (i) to an Affiliate, consultant, contractor or subcontractor that has a bona fide need to be informed;

     (ii) to any third party to whom the disclosing Participant contemplates a Transfer of all or any part of its interest in or to this Agreement, its Participating Interest, or the Assets; or

Aurora-Trend Stillwater Venture         Page 30 of 35          January 26, 2005


    (iii) which the disclosing Participant is required by pertinent law or regulation or the rules of any stock exchange to disclose; provided that in any case to which this Section 15.2 is applicable, the disclosing Participant shall give written notice to the other Participant prior to the making of any such disclosure; or

     (iv) as necessary to administer or enforce this Agreement.

     As to any disclosure pursuant to Section 15.2(i) or (ii), only such confidential information as such third party shall have a legitimate business need to know shall be disclosed and such third party shall first agree in writing to protect the confidential information from further disclosure to the same extent as the Participants are obligated under this
     Article 15.

15.3 DURATION OF CONFIDENTIALITY

     The provision of this Article 15. shall apply during the term of this Agreement and for two (2) years following a termination pursuant to Section
     12.1 or following withdrawal pursuant to Section 12.2, and shall continue to apply to any Participant who withdraws, who is deemed to have withdrawn, or who Transfers its Participating Interest, for two (2) years following the date of such occurrence.


ARTICLE 16. - AREA OF INTEREST

16.1 ACQUISITIONS IN AREA OF INTEREST

     If at any time during the existence of this Agreement any Participant or any former Participant that has a production royalty interest as provided for herein, (in this section only, called the "Acquiring Party") stakes or otherwise acquires any right to or interest in any properties within the Area of Interest, the Acquiring Party shall forthwith give notice to the other Participant(s) of such acquisition, the total cost of such acquisition, the total cost thereof and all details in the possession of that Participant with respect to the details of the acquisition, the nature of the property and the known mineralization. Each other Participant may, within thirty (30) days of receipt of the Acquiring Party's notice, elect, by notice to the Acquiring Party, to require that the properties and the right or interest acquired be held equally by the parties and be included in and thereafter form part of the Properties for all purposes of this Agreement.

     In the event properties or interests in properties are acquired by an Acquiring Party through a joint venture in the Area of Interest after the Effective Date of this Agreement, any such acquired properties or interest in acquired properties, shall be held equally by TMC and AM unless otherwise agreed.

     If the election aforesaid is made, the other Participants shall reimburse the Acquiring Party for that portion of the cost of acquisition which is equivalent to their respective Participating Interests. If no other participant makes the election aforesaid within that

Aurora-Trend Stillwater Venture         Page 31 of 35          January 26, 2005


     period of thirty (30) days, the right or interest acquired shall not form part of the Properties and the Acquiring Party shall be solely entitled thereto.


ARTICLE 17. - GENERAL PROVISIONS

17.1 NOTICES

     All notices, payments and other required communications ("Notices") to the Participants shall be in writing, and shall be addressed respectively as follows:

     (i)  If to TMC:

          Trend Mining Company,
          5575 South Sycamore Street,
          Littleton, Colorado
          U.S.A.  80120
          Attention: Thomas A. Loucks
          Phone: 303-798-7363
          Fax:     303- 798-7374

     (ii) If to AM:

          Aurora Metals (BVI) Limited,
          P.O. Box 27494,
          Lakewood, Colorado
          U.S.A. 80227-0494
          Attention:  John A.A. James
          Phone: 303-727-8609
          Fax:     303-936-0333


     All Notices shall be given:

     (a)  by personal delivery to the Participant, or

     (b) by electronic communication or facsimile, with a confirmation sent by registered or certified mail return receipt requested, or

     (c)  by registered or certified mail return receipt requested; or

     (d)  by express mail.

     All Notices shall be effective and shall be deemed delivered:

Aurora-Trend Stillwater Venture         Page 32 of 35          January 26, 2005


     a. if by personal delivery on the date of delivery if delivered during normal business hours, and, if not delivered during normal business hours, on the next business day following delivery, and/or

     b. if by electronic communication or facsimile on the next business day following receipt of the electronic communication or facsimile, and/or

     c.   if solely by mail on the next business day after actual receipt.

     A Participant may change its address by Notice to the other Participant.

17.2 WAIVER

     The Failure of a Participant to insist on the strict performance of any provision of this Agreement or to exercise any right, power or remedy upon a breach hereof shall not constitute a waiver of any provision of this Agreement or limit the Participant's right thereafter to enforce any provision or exercise any right.

17.3 MODIFICATION

     No modification of this Agreement shall be valid unless made in writing and duly executed by the Participants.

17.4 FORCE MAJEURE

     Except for the obligation to make payments when due hereunder, the obligations of a Participant shall be suspended to the extent, and for the period, that performance is prevented by any cause, whether foreseeable or unforeseeable, beyond its reasonable control, including, without limitation, lack of satisfactory market, labor disputes (however arising and whether, or not, employee demands are reasonable or within the power of the Participant to grant); acts of God; laws, regulations, orders, proclamations, instructions or requests of any government or governmental entity; judgements or orders of any court; inability to obtain on reasonably acceptable terms any public or private license, permit or alleged, present or prospective violation of federal, provincial or local environmental standards; acts of war or conditions arising out of or attributable to war, whether declared or undeclared; riot, civil strife, insurrection or rebellion; fire, explosion, earthquake, storm, flood, sink holes,; drought or other adverse weather conditions; delay or failure by suppliers or transporters of materials, parts, supplies, services or equipment or by contractors' or subcontractors' shortage of, or inability to obtain, labor, transportation, materials, machinery, equipment, supplies, utilities or services; accidents; breakdown of equipment, machinery or facilities; or any other cause whether similar or dissimilar to the foregoing.

     The affected Participant shall promptly give notice to the other Participant of the suspension of performance, stating therein the nature of the suspension, the reasons therefor, and the expected duration thereof and this Agreement shall be extended by the total period of such delays or suspension. The affected Participant shall resume performance as soon as

Aurora-Trend Stillwater Venture         Page 33 of 35          January 26, 2005


     reasonably possible. During the period of suspension the obligations of the Participants to advance funds pursuant to Section 9.2 shall be reduced to levels consistent with Operations.

17.5 ECONOMIC FORCE MAJEURE

     Following the Earn-In Period and if at any time after the Management Committee reaches a determination, in its reasonable judgment, that the minerals encompassed within the Properties cannot be profitably mined under the terms and conditions of this Agreement as it is then in effect, the Management Committee may declare that a condition of Force Majeure exists as provided in Section 17.4 above; provided, that in no event shall a condition of Force Majeure declared pursuant to this Section 17.5 be in effect for more than five (5) consecutive years.

17.6 GOVERNING LAW

     This Agreement shall be governed by and interpreted in accordance with the laws of the State of Colorado.

17.7 RULE AGAINST PERPETUITY

     Any right or option to acquire any interest in real or personal property under this Agreement must be exercised, if at all, so as to vest such interest in the acquirer within twenty-one (21) years after the Effective Date of this Agreement.

17.8 FURTHER ASSURANCES

     Each of the Participants agrees, from time to time, to take such actions and execute such additional instruments as may be reasonably necessary or convenient to implement and carry out the intent and purpose of this Agreement.

17.9 SURVIVAL OF TERMS AND CONDITIONS

     The following Sections shall survive the termination of this Agreement to the full extent necessary for their enforcement and the protection of the Participant in whose favor they run. Sections 2.2, 4.3, 6.6, 6.8, 12.2, 12.3, 12.4, 12.7, 13.2, 17.6 and 1.3.3 of the Accounting Procedures.

17.10 ENTIRE AGREEMENT

     This Agreement contains the entire understanding of the Participants and supersedes all prior agreements and understandings between the Participants relating to the subject matter hereof. This Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the Participants. In the event of any conflict between this Agreement and Schedules attached hereto, the Terms of this Agreement shall be controlling.

Aurora-Trend Stillwater Venture         Page 34 of 35          January 26, 2005


17.11 MEMORANDUM

     At the request of either Participant, a Memorandum or short form of this Agreement, as appropriate, which shall not disclose financial information contained herein, shall be prepared and recorded by Manager. This Agreement shall not be recorded.

17.12 FUNDS

     All references to dollar amounts contained in this Agreement are references to the currency of the United States of America.

Aurora-Trend Stillwater Venture         Page 35 of 35          January 26, 2005




IN WITNESS HEREOF, this Agreement has been executed by the parties hereto effective as of the day and year first above written.


AURORA METALS (BVI) LIMITED


By:  /s/ J.A.A. James
     ----------------

        John A.A. James

Title:  President and Director


TREND MINING COMPANY


By:  /s/ Thomas A. Loucks
     --------------------

        Thomas A. Loucks

Title:  President and Chief Executive Office

                              AURORA-TREND STILLWATER VENTURE
                                BASAL ZONE LEASE AGREEMENT
                       SCHEDULE A-1 - SCHEDULES OF CLAIMS ASSIGNMENT

------------------------------------------------------------------------------------------
                  SCHEDULE A-1 - SCHEDULE 1 - BASAL ZONE LEASE AGREEMENT
               PATENTED LODE AND PLACER CLAIMS IN STILLWATER COUNTY, MONTANA
------------------------------------------------------------------------------------------
                                                                                  TO BE
                                                                      TO BE    ASSIGNED TO
                                                          BLM        RETAINED    AURORA-
                          STATUS AND LOCATION WITH      MONTANA         BY        TREND
REF.     MINERAL CLAIM    REFERENCE TO STILLWATER    MINERAL CLAIM    AURORA   STILLWATER
NO.           NAME                 RIVER                  NO.         METALS     VENTURE
------------------------------------------------------------------------------------------
 1      Nio Placer        Patented East             MSN   10783
 2      Chrome            Patented East             MSN   10781
 3      Lookover          Patented East             MSN   10781
 4      Jackson           Patented East             MSN   10781
 5      Gabbro            Patented East             MSN   10781
 6      Pada #1           Patented East             MSN   10782
 7      Pada #2           Patented East             MSN   10782
 8      Big Ben           Patented East             MSN   10782
 9      Lucky T           Patented East             MSN   10782
10      L.T.X.            Patented East             MSN   10782
11      H.E.D.            Patented East             MSN   10782
12      Copper            Patented East             MSN   10782
13      Gold Tip          Patented East             MSN   10782
14      Beauty            Patented East             MSN   10782
15      Patent            Patented East             MSN   10782
16      Opal              Patented East             MSN   10782
17      Dave              Patented East             MSN   10782
18      Mountain View     Patented West             MSN         63A
19      Rough Rock        Patented West             MSN         63B
20      Redbird           Patented West             MSN         63C
21      Big Thing         Patented West             MSN         63D
22      Stillwater        Patented West             MSN         63E
23      Summit            Patented West             MSN         68A
24      New Wabeliski     Patented West             MSN         68B
25      Brooklyn          Patented West             MSN         69A
26      Avalanche         Patented West             MSN         69B
27      Cataract          Patented West             MSN         69C
28      Perseverance      Patented East             MSN         70A
29      Emerald           Patented East             MSN         70B
30      Blue Jay          Patented East             MSN         70C
31      Copper Bottom     Patented East             MSN         70D
32      Ridge             Patented East             MSN         70E
33      Rough Rock No. 2  Patented West             MSN         72A
34      Something         Patented West             MSN         72B
------------------------------------------------------------------------------------------
                               TOTALS                                      18           16
------------------------------------------------------------------------------------------

Aurora-Trend Stillwater Venture                                              January 26, 2005
Basal Zone Lease Agreement                 Page 2 of 3                 (Revised May 26, 2005)
Schedule A-1 - Claims Assignment


---------------------------------------------------------------------------------------------
                    SCHEDULE A-1 - SCHEDULE 2 - BASAL ZONE LEASE AGREEMENT
                UNPATENTED LODE AND PLACER CLAIMS IN STILLWATER COUNTY, MONTANA
---------------------------------------------------------------------------------------------
                                                                                     TO BE
                                                                                    ASSIGNED
                                                                          TO BE        TO
                                                                         RETAINED   AURORA-
                                STATUS AND LOCATION WITH   BLM MONTANA      BY       TREND
REF.        MINERAL CLAIM       REFERENCE TO STILLWATER   MINERAL CLAIM   AURORA   STILLWATER
NO.              NAME                    RIVER                 NO.        METALS    VENTURE
---------------------------------------------------------------------------------------------
1       Giant                   Unpatented East           MMC    36382
2       Red Bird #2             Unpatented West           MMC    36396
3       Smelter                 Unpatented West           MMC    36401
4       Billie                  Unpatented West           MMC    36407
5       Gap                     Unpatented West           MMC    36410
6       Jame                    Unpatented West           MMC    36412
7       Westlake                Unpatented West           MMC    36431
8       Snookie Placer (1) (2)  Unpatented East           MMC    36402
9       Basin Placer (3)        Unpatented East           MMC    36777
---------------------------------------------------------------------------------------------
                                    TOTALS                                    1.5         7.5
---------------------------------------------------------------------------------------------
(1)  Stillwater Mining Company leases "that part (of the Snookie Placer) in conflict with the unpatented lode claims Schmidt Numbers 1 &2, Blitz
     Numbers. 3, 4, 7, 8, 11,12,15, and 16."
(2)  SMC is also paying BLM fees on this claim. (3) Northern half of claim assigned.
---------------------------------------------------------------------------------------------

Aurora-Trend Stillwater Venture                                              January 26, 2005
Basal Zone Lease Agreement                 Page 3 of 3                 (Revised May 26, 2005)
Schedule A-1 - Claims Assignment

-------------------------------------------------------------------------------------
               SCHEDULE A-1 - SCHEDULE 3 - BASAL ZONE LEASE AGREEMENT
    UNPATENTED LODE AND PLACER CLAIMS IN SWEET GRASS COUNTY, MONTANA (CRESCENT CREEK)
-------------------------------------------------------------------------------------
                                                                  TO BE
                                                       BLM       RETAINED   TO BE
                                                     MONTANA        BY     ASSIGNED
REF.    MINERAL CLAIM                             MINERAL CLAIM   AURORA   TO TREND
NO.         NAME          STATUS AND LOCATION          NO.        METALS    MINING
-------------------------------------------------------------------------------------
1       RAM 1          Unpatented Crescent Creek  MMC 128417
2       RAM 2          Unpatented Crescent Creek  MMC 128418
3       RAM 4          Unpatented Crescent Creek  MMC 128420
4       RAM 5          Unpatented Crescent Creek  MMC 128421
5       RAM 7          Unpatented Crescent Creek  MMC 128423
6       RAM 8          Unpatented Crescent Creek  MMC 128424
7       RAM 11         Unpatented Crescent Creek  MMC 128427
8       RAM 12         Unpatented Crescent Creek  MMC 128428
9       RAM 14         Unpatented Crescent Creek  MMC 128430
10      RAM 15         Unpatented Crescent Creek  MMC 128431
11      RAM 17         Unpatented Crescent Creek  MMC 128433
12      RAM 18         Unpatented Crescent Creek  MMC 128434
13      RAM 19         Unpatented Crescent Creek  MMC 128435
14      RAM 20         Unpatented Crescent Creek  MMC 128436
15      RAM 24         Unpatented Crescent Creek  MMC 128440
16      RAM 44         Unpatented Crescent Creek  MMC 134180
17      RAM 45         Unpatented Crescent Creek  MMC 134181
-------------------------------------------------------------------------------------
                               TOTALS                                   0        17
-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------
                                     SUMMARY
-------------------------------------------------------------------------------------
        SCHEDULE 1     PATENTED, STILLWATER COUNTY                     18        16
        SCHEDULE 2     UNPATENTED, STILLWATER COUNTY                  1.5       7.5
        SCHEDULE 3     UNPATENTED CRESCENT CREEK, SWEET GRASS           0        17
-------------------------------------------------------------------------------------
                                                       TOTALS        19.5      40.5
-------------------------------------------------------------------------------------

                            AURORA-TREND JOINT VENTURE
                          MOUNTAIN VIEW LEASE AGREEMENT
                    SCHEDULE A-2 SCHEDULE OF CLAIMS ASSIGNMENT

----------------------------------------------------------------------------------
            SCHEDULE A-2 - SCHEDULE 1 - MOUNTAIN VIEW LEASE AGREEMENT
          PATENTED LODE AND PLACER CLAIMS IN STILLWATER COUNTY, MONTANA
----------------------------------------------------------------------------------
                                                                         TO BE
                                                              TO BE     ASSIGNED
                                                             RETAINED  TO AURORA-
                     STATUS AND LOCATION                        BY       TREND
REF.  MINERAL CLAIM   WITH REFERENCE TO     BLM MONTANA       AURORA   STILLWATER
NO.       NAME        STILLWATER RIVER    MINERAL CLAIM NO.   METALS    VENTURE
----------------------------------------------------------------------------------
1     Bald Eagle     Patented East        MSN       69D
----------------------------------------------------------------------------------
                                                     TOTALS         1           0
----------------------------------------------------------------------------------

----------------------------------------------------------------------------------
             SCHEDULE A-2 - SCHEDULE 2 - MOUNTAIN VIEW LEASE AGREEMENT
LODE AND PLACER CLAIMS FOR WHICH PATENT HAS BEEN APPLIED FOR IN STILLWATER COUNTY,
                                      MONTANA
----------------------------------------------------------------------------------
                                                                          TO BE
                                                               TO BE     ASSIGNED
                                                              RETAINED  TO AURORA-
                                                                 BY       TREND
REF.    MINERAL CLAIM                        BLM MONTANA       AURORA   STILLWATER
NO.         NAME             STATUS        MINERAL CLAIM NO.   METALS    VENTURE
----------------------------------------------------------------------------------
 1      AMY 19         Patent Applied For  MMC    10209
 2      AMY 20         Patent Applied For  MMC    10210
 3      AMY 21         Patent Applied For  MMC    10211
 4      SUSU 25        Patent Applied For  MMC    53589
 5      SUSU 28        Patent Applied For  MMC    53592
 6      SUSU 29        Patent Applied For  MMC    53593
 7      Mouat 1 Lode   Patent Applied For  MMC  186404
 8      Mouat 2 Lode   Patent Applied For  MMC  186405
 9      Mouat 3 Lode   Patent Applied For  MMC  186406
10      Mouat 4 Lode   Patent Applied For  MMC  186407
11      Mouat 5 Lode   Patent Applied For  MMC  186408
12      Mouat 6 Lode   Patent Applied For  MMC  186409
13      Mouat 7 Lode   Patent Applied For  MMC  186410
14      Mouat 8 Lode   Patent Applied For  MMC  186411
15      Mouat 9 Lode   Patent Applied For  MMC  186412
16      Mouat 10 Lode  Patent Applied For  MMC  186413
17      Mouat 11 Lode  Patent Applied For  MMC  186414
18      Mouat 12 Lode  Patent Applied For  MMC  186415
19      Mouat 13 Lode  Patent Applied For  MMC  186416
20      Mouat 14 Lode  Patent Applied For  MMC  186417
21      Lake Placer    Patent Applied For  MMC  189232
----------------------------------------------------------------------------------
TOTALS                                                              14           7
----------------------------------------------------------------------------------

Aurora-Trend Stillwater Venture                                           January 26, 2005
Mountain View Lease Agreement             Page 2 of 4               (Revised May 26, 2005)
Schedule A-2 - Claims Assignment


------------------------------------------------------------------------------------------
                 SCHEDULE A-2 - SCHEDULE 3 - MOUNTAIN VIEW LEASE AGREEMENT
              UNPATENTED LODE AND PLACER CLAIMS IN STILLWATER COUNTY, MONTANA
------------------------------------------------------------------------------------------
                                                                                  TO BE
                                                                       TO BE     ASSIGNED
                                                                      RETAINED  TO AURORA-
                           STATUS AND LOCATION                           BY       TREND
REF.     MINERAL CLAIM      WITH REFERENCE TO         BLM MONTANA      AURORA   STILLWATER
NO.          NAME            STILLWATER RIVER      MINERAL CLAIM NO.   METALS    VENTURE
------------------------------------------------------------------------------------------
1       AMY 1            Unpatented West           MMC    10191
2       AMY 2            Unpatented West           MMC    10192
3       AMY 3            Unpatented West           MMC    10193
4       AMY 13           Unpatented West           MMC    10203
5       AMY 14           Unpatented West           MMC    10204
6       AMY 15           Unpatented West           MMC    10205
7       AMY 16           Unpatented West           MMC    10206
8       AMY 17           Unpatented West           MMC    10207
9       AMY 18           Unpatented West           MMC    10208
10      AMY 25           Unpatented West           MMC    10212
11      Amy 133          Unpatented West           MSN    17302
12      Gypsum Placer    Unpatented Straddles      MMC    35156
                         Unpatented West - 5/8th
13      Duke Placer      Interest.  No Buildings.  MMC    35157
14      ANN #1           Unpatented West           MMC    35958
15      ANN #2           Unpatented West           MMC    35959
16      ANN 3 fr.        Unpatented West           MMC    35960
17      ANN 4            Unpatented West           MMC    35961
18      ANN 4A           Unpatented West           MMC    35962
19      ANN 5            Unpatented West           MMC    35963
20      ANN 5A           Unpatented West           MMC    35964
21      ANN 6            Unpatented West           MMC    35965
22      ANN 6A           Unpatented West           MMC    35966
23      ANN 7            Unpatented West           MMC    35967
24      ANN 8            Unpatented West           MMC    35968
25      ANN 9            Unpatented West           MMC    35969
26      ANN 10           Unpatented West           MMC    35970
27      ANN 28           Unpatented West           MMC    35988
28      ANN 29           Unpatented West           MMC    35989
29      ANN 30           Unpatented West           MMC    35990
30      ANN 44           Unpatented West           MMC    36004
31      GAY 1            Unpatented West           MMC    36281
32      GAY 2            Unpatented West           MMC    36282
33      GAY 6            Unpatented West           MMC    36286
34      GAY 7            Unpatented West           MMC    36287
35      GAY 11           Unpatented West           MMC    36291
36      GAY 12           Unpatented West           MMC    36292
37      GAY 15           Unpatented West           MMC    36295
38      GAY 16           Unpatented West           MMC    36296


Aurora-Trend Stillwater Venture                                           January 26, 2005
Mountain View Lease Agreement             Page 3 of 4               (Revised May 26, 2005)
Schedule A-2 - Claims Assignment


------------------------------------------------------------------------------------------
                 SCHEDULE A-2 - SCHEDULE 3 - MOUNTAIN VIEW LEASE AGREEMENT
              UNPATENTED LODE AND PLACER CLAIMS IN STILLWATER COUNTY, MONTANA
------------------------------------------------------------------------------------------
                                                                                  TO BE
                                                                       TO BE     ASSIGNED
                                                                      RETAINED  TO AURORA-
                           STATUS AND LOCATION                           BY       TREND
REF.     MINERAL CLAIM      WITH REFERENCE TO         BLM MONTANA      AURORA   STILLWATER
NO.          NAME            STILLWATER RIVER      MINERAL CLAIM NO.   METALS    VENTURE
------------------------------------------------------------------------------------------
39      Mountain View    Unpatented West           MMC    36376
        Chrome Co.
40      Ely Placer       Unpatented West           MMC    36379
41      No. 5 Tunnel &   Unpatented West           MMC    36380
        Tunnel Site
42      MALO             Unpatented West           MMC    36384
43      Red Bird No. 3   Unpatented West           MMC    36396
44      CHAS F.          Unpatented West           MMC    36408
45      Joan I           Unpatented West           MMC    36413
46      Verdi Placer     Unpatented West           MMC    36430
47      SUSU 22          Unpatented West           MMC    53586
48      SUSU 23          Unpatented West           MMC    53587
49      SUSU 24          Unpatented West           MMC    53588
50      SUSU 26 (1)      Unpatented West           MMC    53590
51      SUSU 27          Unpatented West           MMC    53591
52      AMY fr.          Unpatented West           MMC    78928
53      GAY fr.          Unpatented West           MMC    78929
54      NEW 13           Unpatented West           MMC    84655
55      Red Bird # 4     Unpatented West           MMC    36397
56      Mill Site 69E    Unpatented West           MSN   156775
------------------------------------------------------------------------------------------
TOTALS                                                                    16.5        39.5
------------------------------------------------------------------------------------------
(1) Eastern half assigned to Aurora-Trend StillwaterVenture.
------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
                                     SUMMARY
------------------------------------------------------------------------------------------
        SCHEDULE 1     PATENTED                                              1           0
        SCHEDULE 2     PATENTS APPLIED FOR                                  14           7
        SCHEDULE 3     UNPATENTED WEST                                    16.5        39.5
------------------------------------------------------------------------------------------
                                                              TOTALS      31.5        46.5
------------------------------------------------------------------------------------------

Aurora-Trend Stillwater Venture                               January 26, 2005
Mountain View Lease Agreement       Page 4 of 4         (Revised May 26, 2005)
Schedule A-2 - Claims Assignment

------------------------------------------------------------------------------
            SCHEDULE A-2 - SCHEDULE 4 - MOUNTAIN VIEW LEASE AGREEMENT
                   WATER RIGHTS STILLWATER RIVER VALLEY AREA,
                           STILLWATER COUNTY, MONTANA
------------------------------------------------------------------------------
Lessors Water Right Number   43C-W-189530-00
------------------------------------------------------------------------------
Source                       Mountain View Lake - SW   NE  Sec. 20, Twp. 5S,
                             Rge. 15E M.P.M, Stillwater County, Montana
------------------------------------------------------------------------------
Indicated Flow Rate:         1.34 CFS
------------------------------------------------------------------------------
Indicated Volume             486.27 acre feet per year
------------------------------------------------------------------------------
Purpose (Use):               Industrial
------------------------------------------------------------------------------

------------------------------------------------------------------------------
Lessors Water Right Number:  43C-W-189532-00
------------------------------------------------------------------------------
Source:                      Verdigris Creek - S  SW  NE    Sec. 20, Twp. 5S,
                             Rge. 15E M.P.M, Stillwater County, Montana
------------------------------------------------------------------------------
Indicated Flow Rate:         0.09 CFS
------------------------------------------------------------------------------
Indicated Volume             49.79 acre feet per year
------------------------------------------------------------------------------
Purpose (Use):               Domestic (multiple)
------------------------------------------------------------------------------

Note: Assignment of the water rights to the Aurora-Trend Stillwater Venture shall not restrict AM from access and usage of water for activities on the claims within the Mountain View Lease Agreement which are not subject to the Aurora-Trend Venture Agreement.